Exhibit 4.40

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this "Supplemental Indenture") dated as of January 23,  2019,  among Stillwater Mining Company (the "Issuer"), Sibanye Gold Limited, Rand Uranium Proprietary Limited, Kroondal Operations Proprietary Limited, Sibanye Rustenburg Platinum Mines Proprietary Limited (together, the "Guarantors")  and The Bank of New York Mellon, London Branch, a New York banking corporation, as trustee under the Indenture referred to below (the "Trustee").

W I T N E S S E T H

WHEREAS, each of the Issuer and the Guarantors has heretofore executed and delivered to the Trustee an indenture (the "Indenture") dated as of June 27,  2017, providing for the issuance of an unlimited aggregate principal amount of the Issuer’s 6.125% Senior Notes due 2022 (the "2022 Notes") and 7.125% Senior Notes due 2025 (the "2025 Notes" and, together with the 2022 Notes, the "Notes");

WHEREAS, pursuant to Section 9.01(a) of the Indenture, the Trustee, the Issuer and the Guarantors may execute and deliver this Supplemental Indenture without the consent of any Holder; and

WHEREAS, the Issuer has requested and hereby requests that the Trustee join with the Issuer and the Guarantors in the execution and delivery of this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.            Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.            Amendment.  Section 4.09(b)(vi)(B) of the Indenture is hereby deleted and replaced in its entirety by the following:

“the Leverage Ratio of the Company and its Restricted Subsidiaries upon completion of such acquisition, merger, amalgamation or consolidation would be equal to or less than such ratio immediately prior to such acquisition, merger, amalgamation or consolidation, after giving pro forma effect to such transaction or series of related transactions and the Incurrence of such Indebtedness pursuant to this clause (vi);”.

3.            Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.            Waiver of Jury Trial.  EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.            Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

6.            Headings.  The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

7.            The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, sufficiency or adequacy of this Supplemental Indenture or for or in respect of the recitals or statements contained herein, all of which recitals and statements are made solely by the Issuer, and the Trustee assumes no responsibility for their correctness.

8.            Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of any Note heretofore or hereafter authenticated and delivered shall by bound hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

STILLWATER MINING COMPANY

By:	/s/ Charl Keyter
Name: Charl Keyter
Title: Director

SIBANYE GOLD LIMITED

By:	/s/ Charl Keyter
Name: Charl Keyter
Title: Director

RAND URANIUM PROPRIETARY LIMITED

By:	/s/ Charl Keyter
Name: Charl Keyter
Title: Authorized Signatory

KROONDAL OPERATIONS PROPRIETARY LIMITED

By:	/s/ Charl Keyter
Name: Charl Keyter
Title: Authorized Signatory

SIBANYE RUSTENBURG PLANTIMUM MINES PROPRIETARY LIMITED

By:	/s/ Charl Keyter
Name: Charl Keyter
Title: Director

[Signature Page to Stillwater – Sibanye First Supplemental Indenture]

THE BANK OF NEW YORK MELLON, LONDON BRANCH,
as Trustee

By:	/s/ Tomas Vanson
Name: Thomas Vanson
Title: Authorised Signatory

[Signature Page to Stillwater – Sibanye First Supplemental Indenture]